UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Walgreens Boots Alliance, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DATED DECEMBER 10, 2019

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 30, 2020

This Supplement provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) to be held on Thursday, January 30, 2020.

On December 10, 2019, Walgreens Boots Alliance commenced distributing to its stockholders a Notice of 2020 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the stockholder proposals, should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Stockholder Proposal

The proponents of Proposal 5: Stockholder Proposal Regarding the Use of a Deferral Period for Certain Compensation of Senior Executives (“Proposal 5”) have withdrawn the proposal; therefore, Proposal 5 will not be presented or voted upon at the Annual Meeting.

Voting Matters

If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy voting forms returned before the Annual Meeting will not be voted in respect of Proposal 5. If you have not yet returned your proxy voting form or submitted your voting instructions, please complete the form or submit instructions, disregarding Proposal 5.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

January 3, 2020

Joseph B. Amsbary, Jr.

Vice President, Corporate Secretary